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                                                                    EXHIBIT 99.1


                            SUPPPLEMENTAL INFORMATION

      The following is supplemental information regarding MeriStar Hospitality Corporation.

THIS IS NOT AN OFFER TO SELL OUR SECURITIES OR A SOLICITATION OF OFFERS TO BUY OUR SECURITIES.

Unless the context otherwise requires, references in these supplemental materials to "MeriStar," "we," "us" and "our" are to MeriStar Hospitality Corporation and its subsidiaries, including MeriStar Hospitality Operating Partnership, L.P., an operating partnership through which MeriStar operates all of its business.

                                    MERISTAR

      We are a real estate investment trust which owns a portfolio of primarily upscale, full-service hotels, diversified geographically as well as by franchise and brand affiliations, in the United States and Canada. As of September 30, 2000, we owned 114 hotels with 29,090 rooms. The hotels are located in major metropolitan areas or rapidly growing secondary markets and are well located within these markets. A majority of the hotels are operated under nationally recognized brand names such as Hilton(R), Sheraton(R), Westin(R), Marriott(R), Radisson(R), Doubletree(R) and Embassy Suites(R). All of the hotels and MeriStar's other assets are held by, and all of MeriStar's operations are conducted by, MeriStar Hospitality Operating Partnership, L.P. We are the sole general partner of the operating partnership and control its operations.

      We believe that the upscale, full-service segment of the lodging industry is the most attractive segment in which to own hotels. The upscale, full-service segment is attractive for several reasons. First, the real estate market has recently experienced a significant slowdown in the construction of upscale, full-service hotels. Second, upscale, full-service hotels appeal to a wide variety of customers, thus reducing the risk of decreasing demand from any particular customer group. Additionally, these hotels have particular appeal to both business executives and upscale leisure travelers, customers who are generally less price sensitive than travelers who use limited-service hotels.

      Our company was created on August 3, 1998, when American General Hospitality Corporation, a corporation operating as a real estate investment trust, and its associated entities merged with CapStar Hotel Company and its associated entities.

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BUSINESS

      Our business strategy is to opportunistically acquire hotel properties and related businesses with the potential for cash flow growth, and to renovate and reposition each hotel according to the characteristics of the hotel and its market. During the nine months ended September 30, 2000, we spent a total of $50.5 million on property capital expenditures at our owned hotels.

ACQUISITION STRATEGY

      We focus our attention on investments in hotels located in markets with economic, demographic and supply dynamics favorable to hotel owners. Through our extensive due diligence process, we select those acquisition targets where we believe selective capital improvements and well selected third-party management will increase the hotel's ability to attract key demand segments, enhance hotel operations and increase long-term value. In order to evaluate the relative merits of each investment opportunity, the members of our senior management, together with MeriStar Hotels & Resorts, Inc., the company that manages most of our hotels, create detailed plans covering all areas of renovation and operation. These plans serve as the basis for our acquisition decisions and guide subsequent renovation and operating plans, which will be carried out by the hotel operator.

      In order to maintain our qualification as a real estate investment trust or a REIT, we must make annual distributions to our stockholders of at least 90% of our real estate investment trust taxable income, determined without regard to the deduction for dividends paid and by excluding net capital gains. As a result, to complete acquisitions and renovations, we rely heavily on our ability to raise new capital through debt and equity offerings; that ability is dependent on the then-current status of the capital markets.

      Although we are not currently pursuing direct acquisition opportunities, we continue to be aware of acquisition opportunities in the upscale, full-service hotel market. We currently anticipate that we may make investments in hotels through co-investments with strategic partners.

FRANCHISES

      We employ a flexible strategy in selecting brand names based on a particular hotel's market environment and the hotel's unique characteristics. Accordingly, we use various national trade names under licensing arrangements with national franchisors.

NEW MANAGEMENT AGREEMENTS WITH MERISTAR HOTELS & RESORTS

      Until January 1, 2001, we leased all but eight of our hotels to MeriStar Hotels & Resorts, Inc., a hotel management company. Each of those leases was a 12-year participating lease under which MeriStar Hotels & Resorts was required to pay us a fixed base rent plus participating rent based on a percentage of revenues at the hotel.

      Changes to the federal tax laws governing REITs were enacted in 1999 and became effective on January 1, 2001. Under those changes, we are permitted to create subsidiaries

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that lease the property we currently own and are taxable similarly to a subchapter C corporation. Our taxable subsidiary is wholly-owned by us. Accordingly, we and MeriStar Hotels & Resorts assigned the participating leases to our taxable subsidiaries and the taxable subsidiaries entered into management agreements with MeriStar Hotels & Resorts to manage our hotels. Under these management agreements, the taxable subsidiaries pay MeriStar Hotels & Resorts a management fee. The taxable subsidiaries in turn make rental payments to us under the participating leases. The management agreements have been structured to substantially mirror the economics and terms of the former leases.

MANAGEMENT FEES AND PERFORMANCE STANDARDS

      Our taxable subsidiary will pay MeriStar Hotels & Resorts a management fee equal to a specified percentage of aggregate hotel operating revenues, increased or reduced, as the case may be, by 20% of the positive or negative difference between:

      o The actual excess of total operating revenues over total operating expenses; and

      o The projected excess of total operating revenues over total operating expenses.

The total management fee for a hotel in any fiscal year will not be less than 2.5% or greater than 4.0% of aggregate hotel operating revenues.

TERM AND TERMINATION

      The management agreements with MeriStar Hotels & Resorts will have initial terms of 10 years with three renewal periods of five years each. A renewal will not go into effect if a change in the federal tax laws permits us or one of our subsidiaries to operate the hotel directly without adversely affecting our ability to qualify as a REIT or if MeriStar Hotels & Resorts elects not to renew the agreement. We may elect not to renew the management agreements only as provided below.

      Our taxable subsidiaries have the right to terminate a management agreement for a hotel upon the sale of the hotel to a third party or if the hotel is destroyed and not rebuilt after a casualty. Upon that termination, our taxable subsidiary will be required to pay MeriStar Hotels & Resorts the fair market value of the management agreement. That fair market value will be equal to the present value, using a discount rate of 10%, of the remaining payments under the agreement, assuming that MeriStar Hotels & Resorts would have been paid management fees under the agreement based on the operating results for the 12 months preceding the termination. Our taxable subsidiaries will be able to credit against any termination payments the projected fees, discounted to present value at a discount rate of 10%, under any management agreements or leases entered into between us or our subsidiaries on the one hand and MeriStar Hotels & Resorts on the other hand following August 3, 1998.

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      If gross operating profit from a hotel is less than 85% of the amount projected in the hotel's budget in any fiscal year and gross operating profit from that hotel is less than 90% of the projected amount in the next fiscal year, our taxable subsidiaries will have the right to terminate the management agreement for the hotel, unless:

      o We did not materially comply with the capital expenditures contemplated by the budget for either or both of the applicable fiscal years; or

      o MeriStar Hotels & Resorts cures the shortfall by agreeing to reduce its management fee for the second fiscal year by the amount of the shortfall between the actual operating profit for the second fiscal year and 90% of the projected gross operating profit for that year.

MeriStar Hotels & Resorts can only use the cure right once during the term of the management agreement.

ASSIGNMENT

      MeriStar Hotels & Resorts does not have the right to assign a management agreement without the prior written consent of our taxable subsidiary. A change in control of MeriStar Hotels & Resorts will require our consent, which may be granted or withheld in our sole discretion.

OTHER RECENT DEVELOPMENTS

      On December 11, 2000, MeriStar Hotels & Resorts, the company that manages most of our hotels, announced that it had signed a merger agreement with American Skiing Company, a company that owns, develops and operates ski resort properties. Under that merger agreement, MeriStar Hotels & Resorts will become a wholly-owned subsidiary of American Skiing. In connection with the merger, American Skiing will be renamed "Doral International, Inc." MeriStar Hotels & Resorts has stated that it intends to continue to manage our hotels as a subsidiary of Doral. American Skiing and MeriStar Hotels & Resorts have stated that they expect the merger to be completed within the first quarter of 2001. For more information relating to this merger, please consult the Securities and Exchange Commission filings of American Skiing and MeriStar Hotels & Resorts. Our board of directors has consented to the merger and the change of control under the terms of our management agreements.


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                                  RISK FACTORS

      We believe that we are subject to the following risks:

FINANCING RISKS

OUR SIGNIFICANT AMOUNT OF DEBT COULD LIMIT OUR OPERATIONAL FLEXIBILITY OR
      OTHERWISE ADVERSELY AFFECT OUR FINANCIAL CONDITION.

      We have a significant amount of debt, and we are subject to the risks normally associated with debt financing, including the risks that:

      o our cash flow from operations will be insufficient to make required payments of principal and interest;

      o existing indebtedness, including secured indebtedness, may not be refinanced; and

      o the terms of any refinancing will not be as favorable as the terms of existing indebtedness.

WE MAY BE REQUIRED TO REFINANCE OUR INDEBTEDNESS, AND THE FAILURE TO REFINANCE
      OUR INDEBTEDNESS MAY HAVE AN ADVERSE EFFECT ON US.

      If we do not have sufficient funds to repay our indebtedness at maturity, it may be necessary to refinance the indebtedness through additional debt financing, private or public offerings of debt securities or additional equity offerings. If, at the time of any refinancing, prevailing interest rates or other factors result in higher interest rates on refinancings, increases in interest expense could adversely affect our cash flow, and, consequently, cash available for payments on our indebtedness. If we are unable to refinance our indebtedness on acceptable terms, we might be forced to dispose of hotels or other assets on disadvantageous terms, potentially resulting in losses and adverse effects on cash flow from operating activities. If we are unable to make required payments of principal and interest on indebtedness secured by our hotels, these properties could be foreclosed upon by the lender with a consequent loss of income and asset value.

OUR SENIOR SECURED CREDIT FACILITY AND OTHER DEBT INSTRUMENTS HAVE RESTRICTIVE
      COVENANTS THAT COULD AFFECT OUR FINANCIAL CONDITION.

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      We have in place a senior secured credit facility that, at inception, provided for a maximum borrowing amount of up to $1.0 billion. The credit facility is structured as a $300 million, five-year term loan facility; a $200 million, five-and-a-half year term loan facility; and a $500 million, three-year revolving credit facility with two one-year optional extensions. As of September 30, 2000, we had approximately $867 million outstanding under our senior secured credit facility. Our ability to borrow under the credit facility is subject to financial covenants, including leverage and interest rate coverage ratios and minimum net worth requirements. Our credit facility limits our ability to effect mergers, asset sales and change of control events and limits dividends to the lesser of 90% of funds from operations and 100% of funds from operations less a capital reserve equal to 4% of gross room revenues. The credit facility also contains a cross-default provision which would be triggered by a default or acceleration of $20 million or more of indebtedness secured by our assets or $5 million or more of any other indebtedness.

      As of September 30, 2000, we also had outstanding $202.3 million of senior subordinated unsecured notes due 2007 that bear interest at a weighted-average annual rate of 8.71% and $154.3 million of outstanding convertible notes due 2004 that bear interest at 4.75%. The indentures relating to these notes contain limitations on our ability to effect mergers and change of control events, as well as other limitations, including:

      o limitations on incurring additional indebtedness and the issuance of capital stock unless an interest coverage ratio is met;

      o     limitations on the declaration and payment of dividends;

      o     limitations on the sale of our assets;

      o     limitations on transactions with our affiliates; and

      o     limitations on liens.

Debt instruments issued in future offerings will likely contain similar restrictive covenants.

RISING INTEREST RATES COULD HAVE AN ADVERSE EFFECT ON OUR CASH FLOW AND INTEREST
      EXPENSE.

      Some of our borrowings bear interest at a variable rate, including amounts outstanding under our credit facility. In addition, we may incur indebtedness in the future that bears interest at a variable rate or we may be required to retain our existing indebtedness at higher interest rates. Accordingly, increases in interest rates could increase our interest expense and adversely affect our cash flow, reducing the amounts available to make payments on our other indebtedness.

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OUR RESULTS OF OPERATIONS ARE DEPENDENT ON REVENUES GENERATED BY OUR HOTELS,
      WHICH ARE SUBJECT TO A NUMBER OF RISKS RELATED TO THE LODGING INDUSTRY.

IF THE HOTEL INDUSTRY IS NEGATIVELY AFFECTED BY ONE OR MORE PARTICULAR RISKS,
      OUR RESULTS OF OPERATIONS COULD SUFFER.

      Various factors could adversely affect our hotel revenues, which are subject to all of the operating risks inherent in the lodging industry. These risks include the following:

      o     changes in general and local economic conditions;

      o     cyclical overbuilding in the lodging industry;

      o     varying levels of demand for rooms and related services;

      o competition from other hotels, motels and recreational properties, some of which may be owned or operated by companies having greater marketing and financial resources than we do;

      o dependence on business and commercial travelers and tourism, which may fluctuate and be seasonal;

      o the recurring costs of necessary renovations, refurbishment and improvements of hotel properties;

      o changes in governmental regulations that influence or determine wages, prices and construction and maintenance costs; and

      o     changes in interest rates and the availability of credit.

      In addition, demographic, geographic or other changes in one or more of the markets of our hotels could impact the convenience or desirability of the sites of some hotels, which would in turn affect their operations. Furthermore, due to the level of fixed costs required to operate full-service hotels, significant expenditures necessary for the operation of hotels generally cannot be reduced when circumstances cause a reduction in revenue.

THE LODGING BUSINESS IS SEASONAL IN NATURE.

      Generally, hotel revenues are greater in the second and third calendar quarters than in the first and fourth calendar quarters although this may not be true for hotels in major tourist destinations. Revenues for hotels in tourist areas generally are substantially greater during tourist season than other times of the year. Seasonal variations in revenue at our hotels can be expected to cause quarterly fluctuations in our revenues. Quarterly earnings also may be adversely affected by events beyond our control, such as extreme weather conditions, economic factors and other considerations affecting travel.

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WE MAY BE ADVERSELY AFFECTED BY THE LIMITATIONS IN OUR FRANCHISE AND LICENSING
      AGREEMENTS AND POSSIBLE ADDITIONAL CAPITAL EXPENDITURES ASSOCIATED WITH FRANCHISING AND LICENSING.

      Substantially all of our hotels are operated pursuant to existing franchise or license agreements with nationally recognized hotel brands. The franchise agreements generally contain specific standards for, and restrictions and limitations on, the operation and maintenance of a hotel in order to maintain uniformity within the franchisor system. Those limitations may conflict with our philosophy, shared with MeriStar Hotels & Resorts, of creating specific business plans tailored to each hotel and to each market. Standards are often subject to change over time, in some cases at the discretion of the franchisor, and may restrict a franchisee's ability to make improvements or modifications to a hotel without the consent of the franchisor. In addition, compliance with standards could require a franchisee to incur significant expenses or capital expenditures. Action or inaction on our part or by our third-party operators, could result in a breach of standards or other terms and conditions of the franchise agreements and could result in the loss or cancellation of a franchise license. Loss of franchise licenses without replacement would likely have an adverse effect on our hotel revenues.

      In connection with terminating or changing the franchise affiliation of a hotel or a subsequently acquired hotel, we may be required to incur significant expenses or capital expenditures. Moreover, the loss of a franchise license could have a material adverse effect upon the operations or the underlying value of the hotel covered by the franchise because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor. The franchise agreements covering the hotels expire or terminate, without specified renewal rights, at various times and have differing remaining terms. As a condition to renewal, the franchise agreements frequently contemplate a renewal application process, which may require substantial capital improvements to be made to the hotel. Unexpected capital expenditures could adversely affect our results of operations and our ability to make payments on our indebtedness.

THE LODGING INDUSTRY IS HIGHLY COMPETITIVE.

      We have no single competitor or small number of competitors that are considered to be dominant in the industry. We operate in areas that contain numerous competitors, some of which may have substantially greater resources than us. Competition in the lodging industry is based generally on location, availability, room rates or accommodations price, range and quality of services and guest amenities offered. New or existing competitors could significantly lower rates or offer greater conveniences, services or amenities or significantly expand, improve or introduce new facilities in markets in which we compete, thereby adversely affecting our operations and the number of suitable business opportunities.

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COSTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS COULD ADVERSELY AFFECT OUR RESULTS
      OF OPERATIONS.

      Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in property. Laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of hazardous or toxic substances. In addition, the presence of contamination from hazardous or toxic substances, or the failure to properly remediate contaminated property, may adversely affect the owner's ability to sell or rent real property or to borrow funds using real property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of these substances at the disposal or treatment facility, whether or not the facility is or ever was owned or operated by those persons.

      The operation and removal of underground storage tanks are also regulated by federal and state laws. In connection with the ownership and operation of the hotels, we could be held liable for the costs of remedial action with respect to the regulated substances and storage tanks and claims related thereto. Activities have been undertaken to close or remove storage tanks located on the property of several of the hotels.

      All of our hotels have undergone Phase I environmental site assessments, which generally provide a nonintrusive physical inspection and database search, but not soil or groundwater analyses, by a qualified independent environmental engineer. The purpose of a Phase I is to identify potential sources of contamination for which the hotels may be responsible and to assess the status of environmental regulatory compliance. The Phase Is have not revealed any environmental liability or compliance concerns that we believe would have a material adverse effect on our results of operation or financial condition, nor are we aware of any environmental liability or concerns. Nevertheless, it is possible that these environmental site assessments did not reveal all environmental liabilities or compliance concerns or that material environmental liabilities or compliance concerns exist of which we are currently unaware.

      In addition, our hotels have been inspected to determine the presence of asbestos. Federal, state and local environmental laws, ordinances and regulations also require abatement or removal of asbestos-containing materials and govern emissions of and exposure to asbestos fibers in the air. Asbestos-containing materials are present in various building materials such as sprayed-on ceiling treatments, roofing materials or floor tiles at some of the hotels. Operations and maintenance programs for maintaining asbestos-containing materials have been or are in the process of being designed and implemented, or the asbestos-containing materials have been scheduled to be or have been abated, at these hotels. Any liability resulting from non-compliance or other claims relating to environmental matters could have a material adverse effect on our results of operations or financial condition.

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ASPECTS OF OUR OPERATIONS ARE SUBJECT TO GOVERNMENT REGULATION, AND CHANGES IN
      THAT REGULATION MAY HAVE SIGNIFICANT EFFECTS ON OUR BUSINESS.

      A number of states regulate the licensing of hotels and restaurants, including liquor license grants, by requiring registration, disclosure statements and compliance with specific standards of conduct. MeriStar Hotels & Resorts believes that our hotels are substantially in compliance with these requirements or, in the case of liquor licenses, that they have or will promptly obtain the appropriate licenses. Compliance with, or changes in, these laws could reduce the revenue and profitability of our hotels and could otherwise adversely affect our revenues, results of operations and financial condition.

      Under the Americans with Disabilities Act, or ADA, all public accommodations are required to meet federal requirements related to access and use by disabled persons. These requirements became effective in 1992. Although significant amounts have been and continue to be invested in ADA required upgrades to our hotels, a determination that our hotels are not in compliance with the ADA could result in a judicial order requiring compliance, imposition of fines or an award of damages to private litigants.

WE INVEST IN A SINGLE INDUSTRY.

      Our current strategy is to acquire interests only in hospitality and lodging. As a result, we are subject to the risks inherent in investing in a single industry. The effects on cash available for distribution resulting from a downturn in the hotel industry may be more pronounced than if we had diversified our investments.

OUR RELATIONSHIP WITH MERISTAR HOTELS & RESORTS MAY INVOLVE CONFLICTS OF
INTEREST.

GENERAL CONFLICTS OF INTEREST

      We share four of the nine members of our boards of directors, as well as two senior executives, with MeriStar Hotels & Resorts. Our relationship with MeriStar Hotels & Resorts is governed by an intercompany agreement, which restricts each party from taking advantage of business opportunities without first presenting those opportunities to the other party. We may have conflicting views with MeriStar Hotels & Resorts on the manner in which our hotels are operated and managed, and with respect to lease arrangements, acquisitions and dispositions. As a result, our directors and senior executives who serve in similar capacities at MeriStar Hotels & Resorts may well be presented with several decisions which provide them the opportunity to benefit us to the detriment of MeriStar Hotels & Resorts or benefit MeriStar Hotels & Resorts to our detriment. Inherent potential conflicts of interest will be present in all of the numerous transactions between us and MeriStar Hotels & Resorts.

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RESTRICTIONS ON OUR BUSINESS, THAT OF MERISTAR HOTELS & RESORTS AND ON OUR
      FUTURE OPPORTUNITIES

      We are a party to an intercompany agreement with MeriStar Hotels & Resorts. The intercompany agreement provides that, for so long as the agreement remains in effect, Meristar Hotels & Resorts is prohibited from making real property investments that a real estate investment trust could make unless:

      o we are first given the opportunity, but elect not to pursue the activities or investments;

      o it is on land already owned or leased by it or subject to a lease or purchase option in favor of them;

      o    they will not operate the property under a trade name owned by them;
           or

      o it is a minority investment made as part of a lease or management agreement.

      The intercompany agreement will generally grant MeriStar Hotels & Resorts the right of first refusal to become the manager of any real property acquired by us. This opportunity will be made available to MeriStar Hotels & Resorts only if we determine that:

      o consistent with our status as a real estate investment trust, we must enter into a management agreement with an unaffiliated third party with respect to the property;

      o MeriStar Hotels & Resorts is qualified to be the manager of that property; and

      o we decide to have the property operated by the owner of a hospitality trade name under that trade name.

      Because of the provisions of the intercompany agreement, the nature of our business and the opportunities we may pursue will be restricted.

CONFLICTS RELATING TO SALE OF HOTELS SUBJECT TO MANAGEMENT AGREEMENTS

      We generally will be obligated under each of our management agreements with MeriStar Hotels & Resorts to pay a termination fee to MeriStar Hotels & Resorts if we elect to sell a hotel or if we elect not to restore a hotel after a casualty and do not replace it with another hotel subject to a management agreement with a fair market value equal to the fair market value of MeriStar Hotels & Resorts' remaining management fee due under the management agreement to be terminated. Where applicable, the termination fee is equal to the present value, using a discount rate of 10%, of the remaining payments under the agreement, assuming that MeriStar Hotels & Resorts would have been paid a management

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fee under the agreement to be terminated, based on the operating results for the
12 months preceding termination. A decision to sell a hotel may, therefore, have significantly different consequences for us and MeriStar Hotels & Resorts.

LACK OF CONTROL OVER MANAGEMENT AND OPERATIONS OF THE HOTELS

      We are dependent on the ability of MeriStar Hotels & Resorts and other managers of hotels to operate and manage our hotels. In order to maintain our real estate investment trust status, we cannot operate our hotels or any subsequently acquired hotels. As a result, we are unable to directly implement strategic business decisions for the operation and marketing of our hotels, such as decisions with respect to the setting of room rates, food and beverage operations and similar matters.

POTENTIAL NEGATIVE IMPACT ON OUR ACQUISITIONS

      Our relationship with MeriStar Hotels & Resorts could negatively impact our ability to acquire additional hotels because hotel management companies, franchisees and others who would have approached us with acquisition opportunities in hopes of establishing lessee or management relationships may not do so knowing that we will rely primarily on MeriStar Hotels & Resorts to manage the acquired properties. These persons may instead provide acquisition opportunities to hotel companies that will allow them to manage the properties following the sale. This could have a negative impact on our acquisition activities in the future.

THERE ARE POTENTIAL CONFLICTS OF INTEREST RELATING TO OUR RELATIONSHIP WITH
      MERISTAR HOTELS & RESORTS.

      The terms of the intercompany agreement were not negotiated on an arm's-length basis. Because the two companies share some of the same executive officers and directors, there is a potential conflict of interest with respect to the enforcement and termination of the intercompany agreement to our benefit to the detriment of MeriStar Hotels & Resorts or to the benefit of MeriStar Hotels & Resorts to our detriment. Furthermore, because of the independent trading of the two companies, stockholders in each company may develop divergent interests which could lead to conflicts of interest. The divergence of interests could also reduce the anticipated benefits of our "paper clip" real estate investment trust structure.

REAL ESTATE INVESTMENT TRUST TAX RISKS

WE ARE A REAL ESTATE INVESTMENT TRUST, AND FAILURE TO QUALIFY AS A REAL
      ESTATE INVESTMENT TRUST WILL RESULT IN ADDITIONAL TAX LIABILITY AND WILL LIKELY REDUCE THE AMOUNT AVAILABLE FOR PAYMENTS ON OUR INDEBTEDNESS.

      We have operated and intend to continue to operate in a manner designed to permit us to qualify as a real estate investment trust for federal income tax purposes. Qualification as a real estate investment trust involves the application of highly technical and complex

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provisions of the Internal Revenue Code of 1986 for which there are only limited judicial or administrative interpretations. In addition, there are no judicial or administrative interpretations with respect to the REIT Modernization Act.
The determination of various factual matters and circumstances not entirely within our control may affect our ability to continue to qualify as a real estate investment trust. The complexity of these provisions and of the applicable income tax regulations that have been promulgated under the Internal Revenue Code is greater in the case of a real estate investment trust that holds its assets through a partnership, such as we do. Moreover, no assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not change the tax laws with respect to qualification as a real estate investment trust or the federal income tax consequences of that qualification.

      If we fail to qualify as a real estate investment trust in any taxable year, we will not be allowed a deduction for distributions to our stockholders in computing our taxable income and will be subject to federal income tax, including any applicable alternative minimum tax, on our taxable income at the applicable corporate rate. In addition, unless we were entitled to relief under statutory provisions, we would be disqualified from treatment as a real estate investment trust for the four taxable years following the year during which qualification is lost. This disqualification would reduce our funds available for payments on our indebtedness because of our additional tax liability for the year or years involved.

      If the Internal Revenue Service were successfully to determine that MeriStar Hospitality Operating Partnership, L.P. should properly be treated for federal income tax purposes as a corporation, we would likely cease to qualify as a real estate investment trust. In addition, if the Internal Revenue Service were successfully to determine that any of the other partnerships or the joint ventures or limited liability companies in which we or the operating partnership hold an interest is properly treated for federal income tax purposes as a corporation, we normally would cease to qualify as a real estate investment trust. The imposition of a corporate tax on any of these entities, with a concomitant loss of our real estate investment trust status, could substantially reduce the amount of cash available for payment on our indebtedness.

      If we were to fail to qualify as a real estate investment trust, we no longer would be subject to the distribution requirements of the Internal Revenue Code. To the extent that distributions to stockholders would have been made in anticipation of our qualifying as a real estate investment trust, we might be required to borrow funds or to liquidate assets to pay the applicable corporate income tax. Although we currently operate in a manner designed to qualify as a real estate investment trust, it is possible that future economic, market, legal, tax or other considerations may cause us to decide to revoke the real estate investment trust election.

BECAUSE WE ARE A REAL ESTATE INVESTMENT TRUST, WE ARE REQUIRED TO DISTRIBUTE
      MOST OF OUR TAXABLE INCOME, WHICH MAY HAVE AN EFFECT ON OUR ABILITY TO MAKE PAYMENTS ON OUR INDEBTEDNESS.

      To obtain the favorable tax treatment accorded to real estate investment trusts under the Internal Revenue Code, we generally will be required each year to distribute to our stockholders at least 90% of our real estate investment trust taxable income, determined without regard to the deduction for dividends paid and by excluding net capital gains. We will be subject to income tax on any undistributed real estate investment trust taxable income and net capital gain, and to a 4% nondeductible excise tax on the amount, if any, by which distributions we pay with respect to any calendar year are less than the sum of:

      o     85% of our ordinary income for the calendar year;

      o     95% of our capital gain net income for that year; and

      o     100% of our undistributed income from prior years.

      The requirement to distribute a substantial portion of our net taxable income could cause us to distribute amounts that otherwise would be spent on future acquisitions, unanticipated capital expenditures or repayment of debt which would require us to borrow funds or to sell assets to fund the cost of these items.

      We intend to make distributions to our stockholders to comply with the distribution provisions of the Internal Revenue Code and generally to avoid federal income taxes and the nondeductible 4% excise tax. Our income will consist primarily of our share of income of MeriStar Hospitality Operating Partnership, L.P. and our cash flow will consist primarily of our share of distributions from the operating partnership. It is possible, however, that differences in timing between the receipt of income and the payment of expenses in arriving at our taxable income or the taxable income of the operating partnership and the effect of nondeductible capital expenditures, the creation of reserves or required debt amortization payments could in the future require us to borrow funds directly or through the operating partnership on a short or long-term basis to meet the distribution requirements that are necessary to continue to qualify as a real estate investment trust and avoid federal income taxes and the 4% nondeductible excise tax. In these circumstances, we might need to borrow funds directly in order to avoid adverse tax consequences even if we believe that the then prevailing market conditions generally are not favorable for those borrowings or that those borrowings are not advisable in the absence of those tax considerations.

      Distributions by the operating partnership will be determined by us and are dependent on a number of factors, including:

      o     the amount of cash available for distribution;

      o     the operating partnership's financial condition;

      o our decision to reinvest funds rather than to distribute the funds;

      o     restrictions in our debt instruments;

      o     the operating partnership's capital expenditure requirements;

      o the annual distribution requirements under the real estate investment trust provisions of the Internal Revenue Code; and

      o     other factors as we deem relevant.

      Although we intend to continue to satisfy the annual distribution requirement to avoid corporate income taxation on the earnings that we distribute, we may not be able to do so.

WE RELY ON THE KNOWLEDGE AND EXPERIENCE OF SOME KEY PERSONNEL, AND THE LOSS OF THESE PERSONNEL MAY HAVE A MATERIAL ADVERSE EFFECT ON OUR OPERATIONS.

      We place substantial reliance on the lodging industry knowledge and experience and the continued services of our senior management, led by Paul W. Whetsell and John Emery. While we believe that, if necessary, we could find replacements for these key personnel, the loss of their services could have a material adverse effect on our operations. In addition, Messrs. Whetsell and Emery are currently engaged, and in the future will continue to engage, in the management of MeriStar Hotels & Resorts. Messrs. Whetsell and Emery may experience conflicts of interest in allocating management time, services and functions between us and MeriStar Hotels & Resorts.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      Information both included and incorporated by reference in this supplemental information may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of our company to be materially different from future results, performance or achievements expressed or implied by forward-looking statements. Forward-looking statements, which are based on assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative thereof or other variations thereon or comparable terminology. Factors which could have a material adverse effect on the operations and future prospects of our company include, but are not limited to, changes in:

      o economic conditions generally and the real estate market specifically,

      o legislative/regulatory changes, including changes to laws governing the taxation of real estate investment trusts,

      o     availability of capital,

      o     interest rates,

      o     competition,

      o supply and demand for hotel rooms in our current and proposed market areas, and

      o general accounting principles, policies and guidelines applicable to real estate investment trusts.

These risks and uncertainties, along with the risk factors discussed above under "Risk Factors," should be considered in evaluating any forward-looking statements contained in this supplemental information.

      We undertake no obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events or otherwise, other than as required by law.

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

      The following unaudited pro forma financial statements show adjustments to the results of operations and financial position of MeriStar that result from us entering into management agreements and an amended intercompany agreement with MeriStar Hotels & Resorts in connection with changes, effective January 1, 2001, to the federal tax laws relating to real estate investment trusts, which are commonly known as the REIT Modernization Act, or the RMA.

      The unaudited pro forma financial statements are not necessarily indicative of what our future financial position or results of operations actually would have been if the RMA had been enacted at the beginning of the periods presented. Additionally, the unaudited pro forma financial statements do not purport to project our financial position or results of operations at any future date or for any future period. The unaudited pro forma financial statements should be read in conjunction with our historical consolidated financial statements and related notes, which are included in this supplemental information.

                        MERISTAR HOSPITALITY CORPORATION
                       UNAUDITED PRO FORMA BALANCE SHEET
                               SEPTEMBER 30, 2000
                             (DOLLARS IN THOUSANDS)

                                                          AS OF                                AS OF
                                                       SEPTEMBER 30,                        SEPTEMBER 30,
                                                           2000            RMA                  2000
                                                        HISTORICAL     ADJUSTMENTS           PRO FORMA
                                                      --------------   -----------         --------------
ASSETS
  Investments in hotel properties...................    $3,177,025       $    23(a)          $3,177,048
  Accumulated depreciation..........................      (258,800)           (8)(a)           (258,808)
                                                        ----------       -------             ----------
                                                         2,918,225            15              2,918,240
  Cash and cash equivalents.........................            --         5,041(a)               5,041
  Accounts receivable, net..........................         2,319        54,610(a)              56,929
  Prepaid expenses and other........................         1,589        10,806(a)              12,395
  Due from Lessee...................................        20,619         1,729(a)              22,348
  Investments in and advances to affiliates.........        42,096            --                 42,096
  Restricted cash...................................        20,188            --                 20,188
  Intangible assets, net of accumulated
    amortization....................................        17,316            --                 17,316
                                                        ----------       -------             ----------
                                                        $3,022,352        72,201             $3,094,553
                                                        ==========       =======             ==========
LIABILITIES
  Accounts payable, accrued expenses and other
    liabilities.....................................    $  118,283       $33,526(a),(b)      $  151,809
  Accrued interest..................................        26,532            --                 26,532
  Income taxes payable..............................           803            --                    803
  Dividends and distributions payable...............        25,329            --                 25,329
  Deferred income taxes.............................        10,241           710(b)              10,951
  Long-term debt....................................     1,609,823            11(a)           1,609,834
                                                        ----------       -------             ----------
TOTAL LIABILITIES...................................     1,791,011        34,247              1,825,258
  Minority interests................................       118,234         3,149(b)             121,383
STOCKHOLDERS' EQUITY
  Common Stock......................................           484            --                    484
  Additional paid-in capital........................     1,176,310            --              1,176,310
  Treasury stock....................................       (40,720)           --                (40,720)
  Retained earnings.................................        (8,826)       34,805(b)              25,979
  Accumulated other comprehensive income............        (6,178)           --                 (6,178)
  Unearned compensation.............................        (7,963)           --                 (7,963)
                                                        ----------       -------             ----------
TOTAL STOCKHOLDERS' EQUITY..........................     1,113,107        34,805              1,147,912
                                                        ----------       -------             ----------
                                                        $3,022,352       $72,201             $3,094,553
                                                        ==========       =======             ==========

------------------------
(a) Reflects the assignment of all hotel leases between us and MeriStar Hotels & Resorts to a taxable subsidiary of our company. In addition, we executed management contracts between our taxable subsidiary and MeriStar Hotels & Resorts in accordance with the changes in federal tax laws that were effective as of January 1, 2001. As a result of these activities, all of the net operating assets, including cash and cash equivalents, accounts receivable, prepaid expenses and other were transferred to our taxable subsidiary. Concurrently, all of the operating liabilities associated with the transferred assets, including accounts payable, accrued expenses and other liabilities, and other long-term debt, were transferred to our taxable subsidiary.

(b) Concurrent with the assignment of all hotel leases between us and MeriStar Hotels & Resorts to our wholly-owned subsidiary, Staff Accounting Bulletin Number 101, "Revenue Recognition in Financial Statements", regarding the deferral of contingent rental revenue during interim periods is no longer applicable to us for financial reporting purposes. As a result, we have eliminated from our balance sheet the deferred revenue, deferred taxes and minority interest effect resulting from the application of SAB 101.

                        MERISTAR HOSPITALITY CORPORATION
                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                NINE MONTHS                                  NINE MONTHS
                                                   ENDED                                        ENDED
                                             SEPTEMBER 30, 2000        RMA                SEPTEMBER 30, 2000
                                                 HISTORICAL        ADJUSTMENTS                PRO FORMA
                                             -------------------   ------------           -------------------
Revenue:
Participating lease revenue................        $260,422         $(241,442)(a)               $ 18,980
Hotel operations:
  Rooms....................................              --           606,175(a)                 606,175
  Food and beverage........................              --           212,327(a)                 212,327
  Other operating departments..............              --            64,722(a)                  64,722
Office rental, parking and other revenue...           5,848             1,865(a)                   7,713
                                                   --------         ---------                   --------
Total revenue..............................         266,270           643,647                    909,917
                                                   --------         ---------                   --------
Hotel operating expenses by department:
  Rooms....................................              --           140,267(a)                 140,267
  Food and beverage........................              --           154,520(a)                 154,520
  Other operating departments..............              --            36,694(a)                  36,694
Office rental, parking and other operating
  expenses.................................           1,797                --                      1,797
Undistributed operating expenses:
  Administrative and general...............           6,260           125,460(a)                 131,720
  Property operating costs.................              --           122,107(a)                 122,107
  Property taxes, insurance and other......          36,648            19,599(a)                  56,247
  Depreciation and amortization............          83,130                --                     83,130
                                                   --------         ---------                   --------
Total operating expenses...................         127,835           598,647                    726,482
                                                   --------         ---------                   --------
Net operating income.......................         138,435            45,000(a),(b)             183,435
Interest expense, net......................          87,525                --                     87,525
                                                   --------         ---------                   --------
Income before minority interests, income
  taxes, and gain on sale of assets........          50,910            45,000                     95,910
Minority interests.........................           5,163             4,564(a),(b)               9,727
                                                   --------         ---------                   --------
Income before income taxes and gain on sale
  of assets................................          45,747            40,436                     86,183
Income taxes...............................             915             1,670(a),(b)               2,585
                                                   --------         ---------                   --------
Net income before gain on sale of assets...          44,832            38,766                     83,598
Gain on sale of assets, net of tax
  effect...................................           3,425                --                      3,425
                                                   --------         ---------                   --------
Income from continuing operations..........        $ 48,257         $  38,766                   $ 87,023
                                                   ========         =========                   ========
Basic earnings per share from continuing
  operations...............................        $   1.03                                     $   1.86
Diluted earnings per share from continuing
  operations...............................        $   1.02                                         1.85
Ratio of earnings to fixed charges.........            1.46x                                        1.93x
EBITDA (c).................................        $261,855(d)                                  $266,565

--------------------------

(a) Reflects the assignment of all hotel leases between MeriStar and MeriStar Hotels & Resorts, Inc. to a taxable subsidiary of our company. In addition, we have executed management contracts between our taxable subsidiary and MeriStar Hotels & Resorts in accordance with the changes to the federal tax laws that were effective as of January 1, 2001. As a result of these actions, the net revenues from the transferred assets and the expenses associated with those revenues were transferred over to our taxable subsidiary; this includes a management fee which will be paid to MeriStar Hotels & Resorts. Adjustments to minority interests and income tax expense occurred because of the change in income before minority interest and income taxes. In addition, we anticipate that our effective tax rate will increase to 3% due to the addition of this taxable subsidiary.

(b) Concurrent with the assignment of leases to our wholly owned taxable subsidiary, the effects of Staff Accounting Bulletin Number 101, "Revenue Recognition in Financial Statements", commonly referred to as SAB 101, are no longer applicable to us for financial reporting purposes.

    SAB 101 requires the deferral of contingent lease revenue until specified targets are met. This SAB relates only to our recognition of lease revenue in interim periods for financial reporting purposes. It has no impact on the timing of lease payments. The effect of SAB 101 was to defer the recognition of contingent lease income of $40,290 for the nine months ended
    September 30, 2000. As a result of the assignment of leases to our wholly owned subsidiary in accordance with RMA, we have eliminated the effect of SAB 101 from our pro forma results of operations for the nine months ended September 30, 2000.

(c) EBITDA represents earnings before interest expense, income taxes, depreciation and amortization. Management believes that EBITDA is a useful measure of operating performance because (i) it is industry practice to evaluate hotel properties based on operating income before interest, depreciation and amortization and minority interests of common and preferred OP Unit holders, which is generally equivalent to EBITDA, and (ii) EBITDA is unaffected by the debt and equity structure of the entity. EBITDA does not represent cash flow from operations as defined by generally accepted accounting principles ("GAAP"), is not necessarily indicative of cash available to fund all cash flow needs, and should not be considered as an alternative to net income under GAAP for purposes of evaluating our results of operations and may not be comparable to other similarly titled measures used by other companies.

(d) For comparative purposes, for the nine months ended September 30, 2000, we have adjusted historical EBITDA of $221,565 to eliminate the effect of deferring contingent lease income as required by SAB 101. This adjustment results in an increase of $40,290 to EBITDA to $261,855 for this period.

                        MERISTAR HOSPITALITY CORPORATION
                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                    YEAR ENDED                             YEAR ENDED
                                                 DECEMBER 31, 1999        RMA          DECEMBER 31, 1999
                                                    HISTORICAL       ADJUSTMENTS (A)       PRO FORMA
                                                 -----------------   ---------------   ------------------
Revenue:
Participating lease revenue....................      $368,012           $(340,790)         $   27,222

Hotel operations:
  Rooms........................................            --             745,425             745,425
  Food and beverage............................            --             280,543             280,543
  Other operating departments..................            --              79,471              79,471
Office rental, parking and other revenue.......         6,892               2,924               9,816
                                                     --------           ---------          ----------
    Total revenue..............................       374,904             767,573           1,142,477
                                                     --------           ---------          ----------

Hotel operating expenses by department:
  Rooms........................................            --             179,633             179,633
  Food and beverage............................            --             204,581             204,581
  Other operating departments..................            --              43,309              43,309
Office rental, parking and other operating
  expenses.....................................         1,964                  --               1,964

Undistributed operating expenses:
  Administrative and general...................         5,749             161,978             167,727
  Property operating costs.....................            --             155,291             155,291
  Property taxes, insurance and other..........        47,027              22,781              69,808
  Depreciation and amortization................       103,099                  --             103,099
                                                     --------           ---------          ----------
    Total operating expenses...................       157,839             767,573             925,412
                                                     --------           ---------          ----------
Net operating income...........................       217,065                  --             217,065
Interest expense, net..........................       100,398                  --             100,398
                                                     --------           ---------          ----------
Income before minority interests and income
  taxes........................................       116,667                  --             116,667
Minority interests.............................        11,069                  --              11,069
                                                     --------           ---------          ----------
Income before income taxes.....................       105,598                  --             105,598
Income taxes...................................         2,102               1,066               3,168
                                                     --------           ---------          ----------
Income from continuing operations..............       103,496              (1,066)            102,430
                                                     ========           =========          ==========
Basic earnings per share from continuing
  operations...................................      $   2.19                              $     2.17
Diluted earnings per share from continuing
  operations...................................      $   2.11                              $     2.09
Ratio of earnings to fixed charges.............          1.89x                                   1.89x
EBITDA(b)......................................      $320,164                              $  320,164

------------------------

(a) Reflects the assignment of all hotel leases between MeriStar and MeriStar Hotels & Resorts, Inc. to a taxable subsidiary of our company. In addition, we have executed management contracts between our taxable subsidiary and MeriStar Hotels & Resorts in accordance with the changes to the federal tax laws that were effective as of January 1, 2001. As a result of these actions, the net revenues from the transferred assets and the expenses associated with those revenues were transferred over to our taxable subsidiary; this includes a management fee which will be paid to MeriStar Hotels & Resorts. Adjustments to minority interests and income tax expense occurred because of the change in income before minority interest and income taxes. In addition, we

                        MERISTAR HOSPITALITY CORPORATION
                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
          (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS) (CONTINUED)

    anticipate that our effective tax rate will increase to 3% due to the addition of this taxable subsidiary.

(b) EBITDA represents earnings before interest expense, income taxes, depreciation and amortization. Management believes that EBITDA is a useful measure of operating performance because (i) it is industry practice to evaluate hotel properties based on operating income before interest, depreciation and amortization and minority interests of common and preferred OP Unit holders, which is generally equivalent to EBITDA, and (ii) EBITDA is unaffected by the debt and equity structure of the entity. EBITDA does not represent cash flow from operations as defined by generally accepted accounting principles ("GAAP"), is not necessarily indicative of cash available to fund all cash flow needs, and should not be considered as an alternative to net income under GAAP for purposes of evaluating our results of operations and may not be comparable to other similarly titled measures used by other companies.